UiPath Reports Second Quarter Fiscal 2024 Financial Results
Revenue of $287 million increases 19 percent year-over-year
ARR of $1.308 billion increases 25 percent year-over-year
Cash flow from operations reaches $44 million and non-GAAP adjusted free cash flow reaches $47 million
Announces $500 million stock repurchase program
NEW YORK, NY – September 6, 2023 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation software company, today announced financial results for its second quarter fiscal 2024 ended July 31, 2023.
“We delivered second quarter fiscal 2024 ARR growth of 25 percent while executing on our strategic initiatives and driving operational excellence across the company,” said Rob Enslin, UiPath Co-Chief Executive Officer. “I am energized by the excitement around our continuous investments in AI which are driving business outcomes for our customers. Looking to the second half of the year, momentum is building across the business as customers recognize the need for efficiency in the current operating environment and the long-term structural advantages of automation.”
Daniel Dines, UiPath Co-Founder and Co-Chief Executive Officer continued, “Harnessing the potential of AI is at the top of almost every executive’s agenda. Our automation platform enables customers to operationalize the promise of AI today with an integrated set of capabilities that combines our Specialized AI and governance with the creative power of Generative AI to unlock the almost limitless value this powerful combination creates.”
Second Quarter Fiscal 2024 Financial Highlights
•Revenue of $287.3 million increased 19 percent year-over-year.
•ARR of $1.308 billion increased 25 percent year-over-year.
•Net new ARR of $59.0 million.
•Dollar based net retention rate of 121 percent.
•GAAP gross margin was 83 percent.
•Non-GAAP gross margin was 86 percent.
•GAAP operating loss was $(77.6) million.
•Non-GAAP operating income was $30.1 million.
•Net cash flow from operations was $44.3 million.
•Non-GAAP adjusted free cash flow was $46.6 million.
•Cash, cash equivalents, and marketable securities were $1.8 billion as of July 31, 2023.
“I am pleased with the execution and discipline of our team as we continue to balance growth at scale with meaningful increases in profitability and cash flow,” said Ashim Gupta, UiPath Chief Financial Officer. “With more than $1.8 billion in cash, cash equivalents, and marketable securities, the UiPath Board of Directors has authorized a $500 million stock repurchase program, which underscores our confidence in the future and our commitment to building shareholder value.”
Stock Repurchase Program
UiPath, Inc. today announced that its Board of Directors has authorized the Company to repurchase up to an aggregate of $500 million of its Class A common stock in a manner deemed in the best interest of the Company and its stockholders, taking into account the economic cost and prevailing market conditions, including the relative trading prices and volumes of the Class A shares. The repurchases are expected to be executed from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The stock repurchase program authorization expires on March 1, 2025, subject to modification by the Board of Directors in the future.
Financial Outlook
For the third quarter fiscal 2024, UiPath expects:
•Revenue in the range of $313 million to $318 million
•ARR in the range of $1.359 billion to $1.364 billion as of October 31, 2023
•Non-GAAP operating income of approximately $32 million
For the full year fiscal 2024, UiPath expects:
•Revenue in the range of $1.273 billion to $1.278 billion
•ARR in the range of $1.432 billion to $1.437 billion as of January 31, 2024
•Non-GAAP operating income of approximately $188 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Announced General Availability of Generative AI and Specialized AI Offerings: These latest AI-powered automation features accelerate customers’ ability to discover, automate, and operate automations at scale through Generative AI and Specialized AI, including the general availability of OpenAI and Azure OpenAI connectors with support for GPT-4. The Company also introduced support for the Falcon Large Language Model (LLM) via its Amazon SageMaker connector, and the preview of the Google Vertex connector with support for PaLM 2.
•Delivered New AI-powered Features and Developer Experiences to Accelerate Automation Across All Knowledge Work: New platform features include powerful developer tools that extend options for both citizen developers and professional developers to put automation into practice faster with enhanced low-code tools, solution accelerators, and automated testing. Also announced preview of Clipboard AI™, our advanced AI tool specifically for non-technical knowledge workers that takes the waste out of copy-and-paste tasks.
•Received widespread industry recognition for platform capabilities, including document understanding, communications mining, process mining, and task mining:
◦Named a Leader and the only Star Performer in the Everest Group Intelligent Document Processing (IDP) Products report. This report analyzes AI technologies such as computer vision, natural language processing (NLP), and machine/deep learning to classify and extract information from structured, semi-structured, and unstructured documents. Everest Group commented: “UiPath’s acquisition of Re-infer has helped it improve its NLP capabilities for context understanding and communications mining, further contributing to its success.”
◦Named a Leader in Everest Group Process Mining Products PEAK Matrix® Assessment 2023 for the fourth consecutive year. “Investments in product innovation, enhanced integration with its automation suite, and strong YoY growth in its process mining client and revenue base have helped UiPath strengthen its position as a Leader on Everest Group’s Process Mining Products PEAK Matrix® 2023,” Everest Group said.
◦Named a Leader in Everest Group Task Mining Products PEAK Matrix® Assessment 2023 for the first time. The report states that UiPath is a top provider by task mining clients, and that UiPath has experienced 150% year-over-year growth in task mining clients.
◦Positioned by Gartner, Inc. as a Leader in the 2023 Gartner® Magic Quadrant™ for Robotic Process Automation1 research report. UiPath was named a Leader for the fifth year in a row, and in this report UiPath was positioned highest for Ability to Execute.

•Announced Partnership with Peraton to Expand Cloud-based Automation in U.S. Intelligence, Defense, and Federal Civilian Sectors: Peraton, a leading mission capability integrator and transformative enterprise IT provider, is partnering with UiPath to deliver the UiPath Business Automation Platform as a cloud-based managed service to high-security environments within U.S. intelligence, defense, and civilian agencies. The partnership will allow federal government customers to create and execute on automation strategies, drive mission agility, and orchestrate transformational impact for highly sensitive secure workloads.
•Released its Fiscal Year 2023 Impact Report: In this report, UiPath highlights its environmental, social, and governance (ESG) approach and shares the Company’s first materiality assessment, identifying the most relevant areas of impact on stakeholders. In addition, for the first time, the report includes a comprehensive greenhouse gas inventory of data across Scopes 1, 2, and 3 and introduces a commitment by UiPath to set corporate climate targets, in alignment with the Science-Based Target Initiative.
Conference Call and Webcast
UiPath will host a conference call today, Wednesday, September 6, 2023, at 5:00 p.m. Eastern Time, to discuss the Company's second quarter fiscal 2024 financial results and its guidance for the third quarter and full year fiscal 2024. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13740527. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
Gartner Disclaimers
1 Gartner, “Magic Quadrant for Robotic Process Automation”, Saikat Ray, Arthur Villa, Melanie Alexander, Andy Wang, Mukul Saha, Sachin Joshi, 2 August 2023
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, Magic Quadrant is a registered trademark of Gartner, Inc. and/or its affiliates and is used herein with permission. All rights reserved.
About UiPath
UiPath (NYSE: PATH) is on a mission to uplevel knowledge work so more people can work more creatively, collaboratively, and strategically. The AI-powered UiPath Business Automation Platform combines the leading robotic process automation (RPA) solution with a full suite of capabilities to understand, automate, and operate end-to-end processes, offering unprecedented time-to-value. For organizations that need to evolve to survive and thrive through increasingly changing times, UiPath is The Foundation of Innovation™. For more information, visit www.uipath.com.
Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.

These forward-looking statements include, but are not limited to, statements regarding our guidance for the third fiscal quarter and fiscal year 2024, our strategic plans, objectives and roadmap, the estimated addressable market opportunity for our platform and statements regarding the growth of the enterprise automation market, the success of our platform and new releases, the success of our collaborations with third parties, our customers’ behaviors and potential automation spend and details of UiPath’s stock repurchase program. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the market, political, economic, and business conditions, including turmoil and macro-economic effects caused by geopolitical tensions and conflict, increasing inflationary cost trends, and foreign exchange volatility; volatility in credit and financial markets; our recent rapid growth, which may not be indicative of our future growth; our limited operating history; our ability to successfully manage our growth and achieve or maintain profitability; our ability and the ability of our platform and products to satisfy and adapt to customer demands, including our ability to continue to successfully develop, integrate and compete against competitors and new market entrants with artificial intelligence tools and capabilities; our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; our ability to attract and retain customers; the competitive markets in which we participate; our ability to maintain and expand our distribution channels; our ability to attract, retain and motivate our management and key employees, integrate new team members, and manage management transitions; our reliance on third-party providers of cloud-based infrastructure; the potential effects that regional or global pandemics could have on our or our customers’ businesses, financial conditions and future operating results; our failure to achieve our environmental, social and governance (ESG) goals; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance can be found in our Annual Report on Form 10-K for the annual period ended January 31, 2023 filed with the SEC on March 24, 2023, and in our Quarterly Reports on Form 10-Q filed with the SEC, and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support, and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific reserves, for example those for credit losses or disputed amounts. ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.

Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss) and margin, and non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock; and
•in the case of non-GAAP net income (loss), tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of special items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)
	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue:
Licenses	$119,300	$103,696	$253,339	$220,700
Subscription services	159,999	124,656	306,351	240,150
Professional services and other	8,011	13,870	17,208	26,438
Total revenue	287,310	242,222	576,898	487,288
Cost of revenue:
Licenses	3,008	2,170	5,555	4,707
Subscription services	26,777	22,326	49,855	43,371
Professional services and other	19,202	20,080	37,244	41,514
Total cost of revenue	48,987	44,576	92,654	89,592
Gross profit	238,323	197,646	484,244	397,696
Operating expenses:
Sales and marketing	169,725	181,547	330,131	371,329
Research and development	86,606	67,849	161,948	136,539
General and administrative	59,577	68,443	116,161	125,973
Total operating expenses	315,908	317,839	608,240	633,841
Operating loss	(77,585)	(120,193)	(123,996)	(236,145)
Interest income	13,582	4,505	27,430	5,496
Other income (expense), net	7,472	(600)	11,766	(3,411)
Loss before income taxes	(56,531)	(116,288)	(84,800)	(234,060)
Provision for income taxes	3,830	4,090	7,462	8,879
Net loss	$(60,361)	$(120,378)	$(92,262)	$(242,939)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.22)	$(0.16)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	562,883	546,058	560,422	544,014

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)
	As of
	July 31, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,093,898	$1,402,119
Restricted cash	400	—
Marketable securities	735,670	354,774
Accounts receivable, net of allowance for credit losses of $1,128 and $2,698, respectively	226,327	374,217
Contract assets	80,602	69,260
Deferred contract acquisition costs	59,326	49,887
Prepaid expenses and other current assets	107,373	94,150
Total current assets	2,303,596	2,344,407
Marketable securities, non-current	—	2,942
Contract assets, non-current	5,021	6,523
Deferred contract acquisition costs, non-current	134,021	137,616
Property and equipment, net	24,679	29,045
Operating lease right-of-use assets	52,847	52,052
Intangible assets, net	19,244	23,010
Goodwill	90,051	88,010
Deferred tax assets	5,573	5,895
Other assets, non-current	35,108	45,706
Total assets	$2,670,140	$2,735,206

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,887	$8,891
Accrued expenses and other current liabilities	64,404	76,645
Accrued compensation and employee benefits	67,836	142,582
Deferred revenue	384,015	398,334
Total current liabilities	518,142	626,452
Deferred revenue, non-current	103,780	121,697
Operating lease liabilities, non-current	56,699	56,442
Other liabilities, non-current	8,153	10,457
Total liabilities	686,774	815,048
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Additional paid-in capital	3,888,414	3,736,838
Accumulated other comprehensive income	11,506	7,612
Accumulated deficit	(1,916,560)	(1,824,298)
Total stockholders’ equity	1,983,366	1,920,158
Total liabilities and stockholders’ equity	$2,670,140	$2,735,206

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Six Months Ended July 31,
	2023	2022
Cash flows from operating activities
Net loss	$(92,262)	$(242,939)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,160	8,065
Amortization of deferred contract acquisition costs	31,229	21,860
Net amortization on marketable securities	(10,745)	860
Stock-based compensation expense	187,145	189,706
Charitable donation of Class A common stock	4,215	5,499
Amortization of operating lease right-of-use assets	6,299	4,597
Provision for deferred income taxes	(57)	1,505
Abandonment and impairment charges	—	2,881
Other non-cash charges (credits), net	965	(1,031)
Changes in operating assets and liabilities:
Accounts receivable	147,725	51,707
Contract assets	(9,455)	(26,146)
Deferred contract acquisition costs	(36,389)	(39,572)
Prepaid expenses and other assets	(6,679)	(4,277)
Accounts payable	(6,033)	2,759
Accrued expenses and other liabilities	(4,229)	(14,507)
Accrued compensation and employee benefits	(74,184)	(45,042)
Operating lease liabilities, net	(7,532)	(2,422)
Deferred revenue	(29,547)	9,876
Net cash provided by (used in) operating activities	111,626	(76,621)
Cash flows from investing activities
Purchases of marketable securities	(709,199)	(45,600)
Maturities of marketable securities	338,644	47,433
Purchases of property and equipment	(2,876)	(16,298)
Payments related to business acquisitions, net of cash acquired	—	(29,477)
Other investing, net	2,754	(507)
Net cash used in investing activities	(370,677)	(44,449)
Cash flows from financing activities
Proceeds from exercise of stock options	3,904	4,682
Payments of tax withholdings on net settlement of equity awards	(52,832)	(38,717)
Net payments of tax withholdings on sell-to-cover equity award transactions	(679)	(10,132)
Proceeds from employee stock purchase plan contributions	9,643	8,507
Payment of deferred consideration related to business acquisition	(5,863)	—
Repurchase of unvested early exercised stock options	—	(1,493)
Net cash used in financing activities	(45,827)	(37,153)
Effect of exchange rate changes	(2,943)	(3,144)
Net decrease in cash, cash equivalents, and restricted cash	(307,821)	(161,367)
Cash, cash equivalents, and restricted cash - beginning of period	1,402,119	1,768,723
Cash, cash equivalents, and restricted cash - end of period	$1,094,298	$1,607,356

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
GAAP cost of licenses	$3,008	$2,170	$5,555	$4,707
Less: Amortization of acquired intangible assets	851	562	1,687	1,158
Non-GAAP cost of licenses	$2,157	$1,608	$3,868	$3,549

GAAP cost of subscription services	$26,777	$22,326	$49,855	$43,371
Less: Stock-based compensation expense	3,809	2,841	6,987	6,057
Less: Amortization of acquired intangible assets	594	330	1,178	660
Less: Employer payroll tax expense related to employee equity transactions	85	62	175	146
Less: Restructuring costs	167	137	167	137
Non-GAAP cost of subscription services	$22,122	$18,956	$41,348	$36,371

GAAP cost of professional services and other	$19,202	$20,080	$37,244	$41,514
Less: Stock-based compensation expense	3,083	2,528	5,782	6,402
Less: Employer payroll tax expense related to employee equity transactions	68	62	139	141
Less: Restructuring costs	—	320	—	320
Non-GAAP cost of professional services and other	$16,051	$17,170	$31,323	$34,651

GAAP gross profit	$238,323	$197,646	$484,244	$397,696
GAAP gross margin	83%	82%	84%	82%
Plus: Stock-based compensation expense	6,892	5,369	12,769	12,459
Plus: Amortization of acquired intangible assets	1,445	892	2,865	1,818
Plus: Employer payroll tax expense related to employee equity transactions	153	124	314	287
Plus: Restructuring costs	167	457	167	457
Non-GAAP gross profit	$246,980	$204,488	$500,359	$412,717
Non-GAAP gross margin	86%	84%	87%	85%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income (Loss) and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
GAAP sales and marketing	$169,725	$181,547	$330,131	$371,329
Less: Stock-based compensation expense	39,007	35,889	72,130	86,647
Less: Amortization of acquired intangible assets	681	413	1,352	827
Less: Employer payroll tax expense related to employee equity transactions	501	1,202	1,725	2,629
Less: Restructuring costs	1,087	10,732	1,316	10,732
Non-GAAP sales and marketing	$128,449	$133,311	$253,608	$270,494

GAAP research and development	$86,606	$67,849	$161,948	$136,539
Less: Stock-based compensation expense	33,071	23,501	57,844	50,124
Less: Employer payroll tax expense related to employee equity transactions	584	320	1,185	801
Less: Restructuring costs	109	43	394	43
Non-GAAP research and development	$52,842	$43,985	$102,525	$85,571

GAAP general and administrative	$59,577	$68,443	$116,161	$125,973
Less: Stock-based compensation expense	23,127	23,493	44,402	40,476
Less: Amortization of acquired intangible assets	41	46	82	92
Less: Employer payroll tax expense related to employee equity transactions	491	186	869	363
Less: Restructuring costs	354	802	729	802
Less: Charitable donation of Class A common stock	—	5,499	4,215	5,499
Non-GAAP general and administrative	$35,564	$38,417	$65,864	$78,741

GAAP operating loss	$(77,585)	$(120,193)	$(123,996)	$(236,145)
GAAP operating margin	(27)%	(50)%	(21)%	(48)%
Plus: Stock-based compensation expense	102,097	88,252	187,145	189,706
Plus: Amortization of acquired intangible assets	2,167	1,351	4,299	2,737
Plus: Employer payroll tax expense related to employee equity transactions	1,729	1,832	4,093	4,080
Plus: Restructuring costs	1,717	12,034	2,606	12,034
Plus: Charitable donation of Class A common stock	—	5,499	4,215	5,499
Non-GAAP operating income (loss)	$30,125	$(11,225)	$78,362	$(22,089)
Non-GAAP operating margin	10%	(5)%	14%	(5)%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
GAAP net loss attributable to common stockholders	$(60,361)	$(120,378)	$(92,262)	$(242,939)
Plus: Stock-based compensation expense	102,097	88,252	187,145	189,706
Plus: Amortization of acquired intangible assets	2,167	1,351	4,299	2,737
Plus: Employer payroll tax expense related to employee equity transactions	1,729	1,832	4,093	4,080
Plus: Restructuring costs	1,717	12,034	2,606	12,034
Plus: Charitable donation of Class A common stock	—	5,499	4,215	5,499
Tax adjustments to add-backs	1,640	—	2,682	—
Non-GAAP net income (loss)	$48,989	$(11,410)	$112,778	$(28,883)

GAAP net loss per share, basic and diluted	$(0.11)	$(0.22)	$(0.16)	$(0.45)
GAAP weighted average common shares outstanding, basic and diluted	562,883	546,058	560,422	544,014
Non-GAAP weighted average common shares outstanding, basic	562,883	546,058	560,422	544,014
Plus: Dilutive potential common shares from outstanding equity awards	11,580	—	12,145	—
Non-GAAP weighted average common shares outstanding, diluted	574,463	546,058	572,567	544,014
Non-GAAP net income (loss) per share, basic	$0.09	$(0.02)	$0.20	$(0.05)
Non-GAAP net income (loss) per share, diluted	$0.09	$(0.02)	$0.20	$(0.05)

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Six Months Ended July 31,
	2023	2022
GAAP net cash provided by (used in) operating activities	$111,626	$(76,621)
Purchases of property and equipment	(2,876)	(16,298)
Cash paid for employer payroll taxes related to employee equity transactions	4,830	4,953
Net payments of employee tax withholdings on stock option exercises	924	5,664
Cash paid for restructuring costs	4,792	5,196
Non-GAAP adjusted free cash flow	$119,296	$(77,106)

Investor Relations Contact
Kelsey Turcotte
Investor.relations@uipath.com
UiPath
Media Contact
Toni Iafrate
PR@uipath.com
UiPath